UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2002

Zeros & Ones, Inc.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

33-2653lLA	88-0241079
(Commission File Number)	(I.R.S. Employer Identification No.)

11611 San Vicente Boulevard, Suite 615, Los Angeles, California	90049
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (310) 399-9901

(Former name, former address and former fiscal year, if changed since last report)

Total number of pages in this document:                        4

ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

Not applicable.

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Not Applicable.

ITEM 3.  BANKRUPCTY OR RECEIVERSHIP

Not Applicable.

ITEM 4.  CHANGES IN REGISTRANT’S CERTIFYING ACCOUNTANT

The Company has engaged Armando C. Ibarra, Certified Public Accountant, a Professional Corporation, to audit and review the Company’s financial statements for the fiscal year ending December 31, 2001.  The Company has terminated its engagement with Stonefield Josephson, Inc.  The Company had no disagreements with Stonefield Josephson, Inc. (“Former Accountant”) on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure.  The Company engaged Armando C. Ibarra, Certified Public Accountant, a Professional Corporation (“New Accountant”) because the New Accountant is the certified public accountant for Joint Employers Group, the newly acquired wholly owned subsidiary of the Company.

                The Former Accountant was replaced effective April 15, 2002.  The Former Accountant’s reports on the Company’s financial statements during its past two fiscal years and for the interim quarterly period ending September 30, 2001 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope or accounting principles.  The decision to change accountants was recommended by the Company’s Chief Executive Officer and ratified by the Company’s Board of Directors. The Company did not have any disagreements with the Former Accountant on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which, if not resolved to the Former Accountant’s satisfaction, would have caused it to make reference to the subject matter of the disagreement in connection with its report.

                The New Accountant was engaged effective April 15, 2002.  The New Accountant was engaged for general audit and review services and not because of any particular transaction or accounting principle, or because of any disagreement with the Former Accountant.  A letter from the Former Accountant addressed to The Securities and Exchange Commission is attached to this Report as Exhibit 7(c)(16).

ITEM 5.  OTHER EVENTS.

                Not applicable.

ITEM 6.  RESIGNATION OF DIRECTORS AND APPOINTMENT OF NEW DIRECTORS

                Not Applicable.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIALS & EXHIBITS

(a)                                  Financial Statements of Business Acquired

Not Applicable.

(b)                                 Pro Forma Financial Information

Not Applicable.

(c)                                  Exhibits

16.   Letter from Stonefield Josephson, Inc., dated April 29, 2002.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

ZEROS & ONES, INC.

(Registrant)

Date: April 30, 2002

/s/ Robert Holtz
Robert Holtz, President